Exhibit B

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13G, dated February 27, 2007 with respect to the shares of Common Stock of Ardent Acquisition Corporation and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

         This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: February 27, 2007

                                           POTOMAC CAPITAL MANAGEMENT LLC

                                           By:   /s/ Paul J. Solit
                                               ---------------------------------
                                                 Paul J. Solit, Managing Member

                                           POTOMAC CAPITAL MANAGEMENT INC.

                                           By:   /s/ Paul J. Solit
                                               ---------------------------------
                                                 Paul J. Solit, President

                                           PAUL J. SOLIT

                                           By:   /s/ Paul J. Solit
                                               ---------------------------------
                                                 Paul J. Solit